UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 13, 2016

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2016, Net Element, Inc. (the “Company”), after the requisite approval by the Company’s stockholders at the 2016 annual meeting of stockholders of the Company (the “Annual Meeting”), amended its Amended and Restated Certificate of Incorporation by filing with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, which increased authorized common stock of Net Element, Inc. to 400 million shares.

The foregoing is only a brief description of the terms of the Certificate of Amendment, does not purport to be a complete description of the Certificate of Amendment, and is qualified in its entirety by reference to the Certificate of Amendment which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2016, the Company, after the requisite approval by the Company’s stockholders at the Annual Meeting, amended its 2013 Equity Incentive Plan, as amended (the “Plan”), to (a) increase the number of shares of the Company’s common stock available for issuance thereunder to 22,610,000 shares (to be adjusted for the reverse stock split of May 25, 2016) of the Company’s common stock, which represents approximately 20% of our issued and outstanding common stock; (b) increase the limitation on individual grants of (i) Options or Stock Appreciation Rights (each as defined in the Plan) during any 12-month period that are intended to comply with the performance-based exception under Section 162(m) of the Internal Revenue Code of 1986 (as amended) (the “Code”) with respect to more than 5,000,000 shares (to be adjusted for the reverse stock split of May 25, 2016) of Company common stock or (ii) Restricted Shares, Performance Units and/or Performance Shares (each as defined in the Plan) in any 12-month period that are intended to comply with the performance-based exception under Section 162(m) of the Code and are denominated in shares of the Company common stock with respect to more than 5,000,000 shares (to be adjusted for the reverse stock split of May 25, 2016) of Company common stock; and (c) add a new Section 2.3 to the Plan to establish the maximum dollar value of awards granted under the Plan to any one non-employee director during any 12-month period to not exceed $200,000 (the “Plan Amendment”).

The form of the Plan Amendment was previously filed as Appendix “B” to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2016.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 13, 2016. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1: To elect six directors of the Company, four of whom shall be independent directors as defined by applicable rules, to serve for a one-year term expiring in 2017.

Name of Director	For	Withheld	Broker Non-Vote

Oleg Firer	46,929,836	409,816	26,243,898

Kenges Rakishev	47,036,437	303,215	26,243,898

William Healy	46,708,464	631,188	26,243,898

James Caan	46,865,549	474,103	26,243,898

Drew Freeman	46,896,733	442,919	26,243,898

Howard Ash	46,982,179	357,473	26,243,898

All director nominees were duly elected.

Proposal 2: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase authorized common stock, par value $0.0001 per share (the “Common Stock”) to 400 million shares.

For	Against	Abstain
60,867,995	15,634,342	81,213

Proposal 2 was approved.

Proposal 3: To approve an amendment to the Company’s 2013 Equity Incentive Plan, as amended (the “Plan”), to (a) increase the number of shares of the Company’s common stock available for issuance thereunder to 22,610,000 shares (to be adjusted for the reverse stock split of May 25, 2016) of the Company’s common stock, which represents approximately 20% of our issued and outstanding common stock; (b) increase the limitation on individual grants of (i) Options or Stock Appreciation Rights (each as defined in the Plan) during any 12-month period that are intended to comply with the performance-based exception under Section 162(m) of the Internal Revenue Code of 1986 (as amended) (the “Code”) with respect to more than 5,000,000 shares (to be adjusted for the reverse stock split of May 25, 2016) of Company common stock or (ii) Restricted Shares, Performance Units and/or Performance Shares (each as defined in the Plan) in any 12-month period that are intended to comply with the performance-based exception under Section 162(m) of the Code and are denominated in shares of the Company common stock with respect to more than 5,000,000 shares (to be adjusted for the reverse stock split of May 25, 2016) of Company common stock; and (c) add a new Section 2.3 to the Plan to establish the maximum dollar value of awards granted under the Plan to any one non-employee director during any 12-month period to not exceed $200,000.

For	Against	Abstain	Broker Non-Vote
44,277,468	2,853,019	209,165	26,243,898

Proposal 3 was approved.

Proposal 4: To approve the issuance by the Company of restricted shares (to be adjusted for the reverse stock split of May 25, 2016) of Common Stock and options (to be adjusted for the reverse stock split of May 25, 2016) to purchase restricted shares of Common Stock (including restricted shares of Common Stock issuable upon the exercise of such options) issuable pursuant to the terms of that certain Second Additional Letter Agreement, dated January 21, 2016, as amended, by and between the Company and Kenges Rakishev, an accredited investor and a director of the Company, as required by and in accordance with NASDAQ Listing Rule 5635.

For	Against	Abstain	Broker Non-Vote
44,753,455	2,413,996	172,201	26,243,898

Proposal 4 was approved.

Proposal 5: To approve the issuance by the Company of 5,791,717 restricted shares (to be adjusted for the reverse stock split of May 25, 2016) of Common Stock to the Company’s Chief Executive Officer, Oleg Firer, in lieu of and in satisfaction of accrued and unpaid compensation due to him in the amount of $1,042,509, as required by and in accordance with NASDAQ Listing Rule 5635.

For	Against	Abstain	Broker Non-Vote
44,860,333	2,434,177	45,142	26,243,898

Proposal 5 was approved.

Proposal 6: To approve the issuance by the Company of 3,750,000 restricted shares (to be adjusted for the reverse stock split of May 25, 2016) of Common Stock to the Company’s Chief Executive Officer, Oleg Firer as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

For	Against	Abstain	Broker Non-Vote
44,270,422	3,028,397	40,833	26,243,898

Proposal 6 was approved.

Proposal 7: To approve the issuance by the Company of 1,000,000 restricted shares (to be adjusted for the reverse stock split of May 25, 2016) of Common Stock to the Company’s Chief Legal Officer, Steven Wolberg as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

For	Against	Abstain	Broker Non-Vote
44,273,992	2,958,286	107,374	26,243,898

Proposal 7 was approved.

Proposal 8: To approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
44,592,378	2,582,839	164,435	263,243,898

Proposal 8 was approved.

Item 8.01	Other Events.

On June 16, 2016, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, which increased authorized common stock of Net Element, Inc. to 400 million shares (after the requisite approval by the Company’s stockholders at the Annual Meeting).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation, to increase authorized common stock to 400 million shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2016

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name:	Jonathan New
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation, to increase authorized common stock to 400 million shares.